UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2014

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300

(Registrant’s telephone number,
including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the Company approved a bonus plan for Eric Hilliard, the Company’s President and Chief Operating Officer. Under this plan, Mr. Hilliard is eligible for a bonus for 2014 up to 50% of his annual salary. Mr. Hilliard’s annual salary is $200,000 at January 1, 2014. This bonus is weighted 70% based on the net operating income of the government products/R&D services business relative to the Company’s 2014 Operation Plan (the “Plan”), and 30% based on the Company’s net operating income relative to Plan, as well as Mr. Hilliard’s individual performance relative to his Key Performance Indicators.

The 70% portion of Mr. Hilliard’s bonus will be payable on a sliding scale based on the following target levels of net operating income:

Net Operating Income (as a percentage of Plan)	Payout Percentage of Bonus	Payout Percentage of Salary
90%	10%	7%
100%	20%	14%
110%	30%	21%
120%	40%	28%
130%	50%	35%

The 30% portion of Mr. Hilliard’s bonus will be payable on a sliding scale based on the following target levels of net operating income and will be further adjusted based upon his performance relative to his Key Performance Indicators:

Net Operating Income of Total Company (as a percentage of Plan)	Payout Percentage of Bonus	Payout Percentage of Salary
97% to 99%	35%	10.5%
100%+	50%	15%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2014
ENERGY FOCUS, INC.
	By	: /s/ Frank Lamanna
	Name:	Frank Lamanna
	Title:	Chief Financial Officer